As Filed with the Securities and Exchange Commission on April 11, 2017.

REGISTRATION NO. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

_____________________

Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-0853042 (I.R.S. Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut (Address of Principal Executive Offices)	06813 (Zip Code)

FuelCell Energy, Inc. Amended and Restated 2010 Equity Incentive Plan

(Full Title of Plan)

Arthur A. Bottone

President and Chief Executive Officer

FuelCell Energy, Inc.

3 Great Pasture Road

Danbury, Connecticut 06813

(Name and Address of Agent for Service)

(203) 825-6000

(Telephone Number, Including Area Code, of Agent for Service)

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

__________________

Copies of All Communications to:

Peter J. Schaeffer, Esq. Patterson Belknap Webb & Tyler LLP 1133 Avenue of the Americas New York, New York 10036 (212) 336-2000	Richard A. Krantz, Esq. Robinson & Cole LLP 666 Third Avenue New York, New York 10017 (212) 451-2900

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $.0001 per share	2,000,000	$1.38	$2,760,000	$319.88

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the FuelCell Energy, Inc. Amended and Restated 2010 Equity Incentive Plan (the “Plan”) described herein.

(2) Estimated maximum aggregate number of shares of common stock of FuelCell Energy, Inc. (“registrant”) available for issuance under the Plan. Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover an additional indeterminate number of shares of common stock of the registrant as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar transaction without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(3) Estimated solely for the purpose of calculating the registration fee and are based on the average of high and low prices of the common stock of registrant on the Nasdaq Global Market on April 11, 2017, in accordance with Rule 457(c) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement relates to 2,000,000 shares of common stock, par value $.0001 per share, of FuelCell Energy, Inc. (the “Company” or the “Registrant”) that may be offered or sold to participants of the FuelCell Energy, Inc. Amended and Restated 2010 Equity Incentive Plan (the “Plan”). The Plan was amended to add these additional shares at the Annual Meeting of Shareholders of the Company held on April 6, 2017. Pursuant to General Instruction E to Form S-8, the contents of the previous registration statements relating to the Plan (File No. 333-166164, filed on April 19, 2010; File No. 333-181021, filed on April 27, 2012; File No. 333-195848, filed on May 9, 2014; File No. 333-211092, filed on May 3, 2016) are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

1.	Our Annual Report on Form 10-K for the fiscal year ended October 31, 2016, filed on January 12, 2017;

2.	Our Proxy Statement for our shareholders’ meeting on April 6, 2017, filed on February 17, 2017;

3.	Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2017, filed on March 9, 2017;

4.	Our Current Reports on Form 8-K filed November 4, 2016, December 1, 2016, December 20, 2016, January 12, 2017, March 9, 2017, March 21, 2017, and April 10, 2017; and

5.	The description of our common stock set forth in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on June 6, 2000, including any amendments or reports filed for the purposes of updating this description.

In addition to the foregoing, all documents subsequently filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are included or incorporated herein by reference:

Exhibit No.	Description

4	Specimen of Common Share Certificate (incorporated by reference to exhibit of the same number contained in the Company’s Annual Report on Form 10K/A for its fiscal year ended October 31, 1999)

5.1	Opinion of Patterson Belknap Webb & Tyler LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Patterson Belknap Webb & Tyler LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereof)

99.1	FuelCell Energy, Inc. Amended and Restated 2010 Equity Incentive Plan (as amended and restated, effective April 6, 2017) (incorporated by reference to Annex A of the Company’s Proxy Statement filed on February 17, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut on April 11, 2017.

FUELCELL ENERGY, INC.

By:	/s/ Arthur A. Bottone
Arthur A. Bottone President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur A. Bottone and Michael S. Bishop, and each of them, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Arthur A. Bottone
Arthur A. Bottone	President and Chief Executive Officer (Principal Executive Officer)	April 11, 2017

/s/ Michael S. Bishop
Michael S. Bishop	Senior Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	April 11, 2017

/s/ James Herbert England
James Herbert England	Director	April 11, 2017

/s/ Matthew F. Hilzinger
Matthew F. Hilzinger	Director	April 11, 2017

/s/ John A. Rolls
John A. Rolls	Director - Chairman of the Board	April 6, 2017

/s/ Christopher S. Sotos
Christopher S. Sotos	Director	April 11, 2017

/s/ Togo Dennis West, Jr.
Togo Dennis West, Jr.	Director	April 11, 2017

/s/ Natica von Althann
Natica von Althann	Director	April 6, 2017

EXHIBIT INDEX

Exhibit No.	Description

4	Specimen of Common Share Certificate (incorporated by reference to exhibit of the same number contained in the Company’s Annual Report on Form 10K/A for its fiscal year ended October 31, 1999)

5.1	Opinion of Patterson Belknap Webb & Tyler LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Patterson Belknap Webb & Tyler LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereof)

99.1	FuelCell Energy, Inc. Amended and Restated 2010 Equity Incentive Plan (as amended and restated, effective April 6, 2017) (incorporated by reference to Annex A of the Company’s Proxy Statement filed on February 17, 2017)